Exhibit 99.1
Planet Fitness, Inc. Announces Second Quarter 2026 Results
System-wide same club sales increased 1.7%
Repurchased and retired approximately $200M of Class A common stock

Hampton, NH, August 6, 2026 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its second quarter ended June 30, 2026.
Second Quarter Fiscal 2026 Highlights
•Total revenue increased from the prior year period by 7.1% to $365.2 million.
•System-wide same club sales increased 1.7%.
•System-wide sales increased $66.6 million to $1.4 billion.
•Net income attributable to Planet Fitness, Inc. was $67.1 million, or $0.87 per diluted share, compared to $58.0 million, or $0.69 per diluted share, in the prior year period.
•Net income increased $9.1 million to $67.4 million, compared to $58.3 million in the prior year period.
•Adjusted net income(1) decreased $4.1 million to $68.4 million, or $0.88 per diluted share(1), compared to $72.6 million, or $0.86 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $5.1 million to $152.8 million from $147.6 million in the prior year period.
•23 new Planet Fitness clubs were opened system-wide during the period, which included 21 franchisee-owned and 2 corporate-owned clubs, bringing system-wide total clubs to 2,930 as of June 30, 2026.
•Repurchased and retired approximately 4.0 million shares of Class A common stock for $200.0 million.
•Cash and marketable securities of $544.4 million, which includes cash and cash equivalents of $298.3 million, restricted cash of $72.9 million and marketable securities of $173.2 million as of June 30, 2026.
“During the second quarter, we made important progress advancing our strategies to reignite sustainable member growth,” said Colleen Keating, Chief Executive Officer. “We are moving quickly with several actions to clearly communicate our differentiated welcoming, non-intimidating environment in the immediate term, while we work in parallel to develop a new marketing campaign that sets the brand up for success with a broader audience in the coming months. At the same time, we initiated and expanded tests around pricing, member experience, and retention, and look forward to applying the learnings to enhance our future performance. We concluded the second quarter with the appointment of Sudhanshu Priyadarshi as Chief Financial Officer & President, International. We are thrilled to have someone of Sudhanshu’s caliber on the team with his deep global leadership experience and I look forward to partnering with him to deliver meaningful value for our members, franchisees, and shareholders.”
Operating Results for the Second Quarter Ended June 30, 2026
For the second quarter of 2026, total revenue increased $24.3 million or 7.1% to $365.2 million from $340.9 million in the prior year period. By segment:
•Franchise segment revenue increased $16.1 million or 13.5% to $135.8 million from $119.7 million in the prior year period. This increase was primarily attributable to a $10.1 million increase in National Advertising Fund (“NAF”) revenue from a 1% rate increase to NAF contributions from 2% to 3% for 2026. Royalty revenue also increased $4.7 million, of which $1.7 million was attributable to a franchise same club sales increase of 1.7%, $2.5 million was attributable to new clubs opened since April 1, 2025 before moving into the same club sales base and $0.5 million was from higher royalties on annual fees. Additionally, there was a $1.3 million increase in franchise and other fees.
•Corporate-owned clubs segment revenue increased $4.9 million or 3.5% to $143.9 million from $139.0 million in the prior year period. This increase was primarily attributable to $5.0 million from new clubs opened since April 1, 2025 before moving into the same club sales base and $4.8 million from the corporate-owned clubs included in the same club sales base, including $3.0 million attributable to a same club sales increase of 1.7% and $1.6 million attributable to other fees. This increase was partially offset by $4.9 million of lower revenue attributable to the eight clubs located in California that the Company sold to a franchisee in August 2025.
1 Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.

•Equipment segment revenue increased $3.4 million or 4.1% to $85.6 million from $82.2 million in the prior year period. This increase was primarily attributable to $1.7 million of higher revenue from equipment sales to new franchisee-owned clubs and $1.6 million of higher revenue from equipment sales to existing franchisee-owned clubs. In the three months ended June 30, 2026, we had equipment sales to 21 new franchisee-owned clubs compared to 19 in the same period last year.
Segment Adjusted EBITDA represents our Adjusted EBITDA broken out by the Company’s reportable segments. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations, see “Non-GAAP Financial Measures” accompanying this press release.
Segment Adjusted EBITDA was as follows:
•Franchise Segment Adjusted EBITDA increased $5.2 million or 6.1% to $91.7 million from $86.5 million in the prior year period. This increase was primarily attributable to higher NAF and franchise revenue of $10.1 million and $6.0 million, respectively, as described above, partially offset by $10.1 million of higher NAF expense and $0.4 million of higher selling, general and administrative expense.
•Corporate-owned clubs Segment Adjusted EBITDA increased $0.9 million or 1.6% to $57.5 million from $56.6 million in the prior year period. This increase was primarily attributable to $1.6 million from clubs included in the same club sales base and $0.4 million of lower selling, general and administrative expenses primarily from the closure of the Company’s Florida Corporate Support Center in the prior year period, partially offset by $1.3 million of lower adjusted EBITDA attributable to the eight clubs located in California that the Company sold to a franchisee in August 2025.
•Equipment Segment Adjusted EBITDA decreased $2.1 million or 8.0% to $24.3 million from $26.4 million in the prior year period. This decrease was primarily attributable to the timing of replacement equipment discounts, partially offset by higher equipment sales to new and existing franchisee-owned clubs.
2026 Outlook
For the year ending December 31, 2026, the Company is reiterating the following expectations:
•System-wide same club sales growth of approximately 1%
•Revenue to increase approximately 7%
•Adjusted EBITDA to increase approximately 6%
•New equipment placements of approximately 150 to 160 in franchisee-owned locations
•System-wide new club openings of approximately 180 to 190 locations
•Capital expenditures to increase approximately 10% to 15%
•Depreciation and amortization to increase approximately 10%
The Company is also updating the following expectations:
•Adjusted net income per share, diluted to increase approximately 6% (previously approximately 4%), based on adjusted diluted weighted-average shares outstanding of approximately 77.0 million (previously approximately 79.0 million), inclusive of the shares repurchased through the second quarter of 2026
•Net interest expense to be approximately $115.0 million (previously approximately $111.0 million)
•Adjusted net income to decrease approximately 3% (previously approximately 2%)

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2026. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2026, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on August 6, 2026 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of June 30, 2026, Planet Fitness had approximately 21.5 million members and 2,930 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent business owners.

Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8216
Media Contact:
McCall Gosselin, Planet Fitness
mccall.gosselin@planetcsc.com
603-957-4650
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2026 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, share repurchases and the timing thereof, ability to deliver future shareholder value, the impact of tariffs and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “assumption,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and, once available, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenue:
Franchise	$102,856	$96,877	$205,105	$190,117
National advertising fund revenue	32,922	22,781	65,140	44,721
Franchise segment	135,778	119,658	270,245	234,838
Corporate-owned clubs	143,862	138,989	284,484	272,658
Equipment	85,583	82,232	147,730	110,045
Total revenue	365,223	340,879	702,459	617,541
Operating costs and expenses:
Cost of revenue	64,495	59,423	109,836	81,908
Club operations	81,698	77,437	169,892	159,117
Selling, general and administrative	34,406	35,511	68,556	69,818
National advertising fund expense	32,922	22,777	65,140	44,721
Depreciation and amortization	40,143	38,429	80,394	76,710
Other (gains) losses, net	(12,254)	4,900	(13,841)	3,663
Total operating costs and expenses	241,410	238,477	479,977	435,937
Income from operations	123,813	102,402	222,482	181,604
Other income (expense), net:
Interest income	5,271	5,690	10,933	11,502
Interest expense	(33,401)	(26,181)	(66,368)	(52,378)
Other income, net	446	1,942	1,061	2,225
Total other (expense), net	(27,684)	(18,549)	(54,374)	(38,651)
Income before income taxes	96,129	83,853	168,108	142,953
Provision for income taxes	28,513	24,930	47,822	41,146
Loss from equity-method investments, net of tax	(212)	(628)	(1,086)	(1,433)
Net income	67,404	58,295	119,200	100,374
Less: net income attributable to non-controlling interests	322	276	564	488
Net income attributable to Planet Fitness, Inc.	$67,082	$58,019	$118,636	$99,886
Net income per share of Class A common stock:
Basic	$0.87	$0.69	$1.52	$1.19
Diluted	$0.87	$0.69	$1.51	$1.19
Weighted-average shares of Class A common stock outstanding:
Basic	77,030	83,861	78,296	84,015
Diluted	77,146	84,065	78,455	84,233

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$298,265	$345,652
Restricted cash	72,945	66,304
Short-term marketable securities	102,493	106,761
Accounts receivable, net of allowances for uncollectible amounts of $35 and $428 as of June 30, 2026 and December 31, 2025, respectively	65,618	70,431
Inventory	9,221	7,581
Restricted assets - national advertising fund	9,556	—
Prepaid expenses	24,686	24,605
Other receivables	43,513	34,094
Income tax receivable and prepayments	1,790	2,958
Total current assets	628,087	658,386
Long-term marketable securities	70,671	88,263
Investments, net of allowance for expected credit losses of $25,447 and $24,424 as of June 30, 2026 and December 31, 2025, respectively	56,500	69,700
Property and equipment, net of accumulated depreciation of $509,156 and $453,852, as of June 30, 2026 and December 31, 2025, respectively	466,465	466,747
Right-of-use assets, net	404,678	409,320
Intangible assets, net	270,370	286,409
Goodwill	712,331	712,450
Deferred income taxes	376,658	406,724
Other assets, net	19,185	5,396
Total assets	$3,004,945	$3,103,395
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$25,750	$23,875
Borrowings under Variable Funding Notes	75,000	—
Accounts payable	52,186	39,683
Accrued expenses	63,385	75,371
Equipment deposits	7,305	10,165
Deferred revenue, current	80,852	58,593
Payable pursuant to tax benefit arrangements, current	38,441	55,518
Other current liabilities	53,595	49,285
Total current liabilities	396,514	312,490
Long-term debt, net of current maturities	2,448,282	2,458,379
Lease liabilities, net of current portion	415,568	419,120
Deferred revenue, net of current portion	30,217	29,657
Deferred tax liabilities	968	1,177
Payable pursuant to tax benefit arrangements, net of current portion	322,925	360,273
Other liabilities	5,209	5,677
Total noncurrent liabilities	3,223,169	3,274,283
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 75,197 and 80,446 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	8	8
Class B common stock, $0.0001 par value, 100,000 shares authorized, 316 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid in capital	630,297	623,333
Accumulated other comprehensive (loss) income	(836)	1,311
Accumulated deficit	(1,242,206)	(1,107,429)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(612,737)	(482,777)
Non-controlling interests	(2,001)	(601)
Total stockholders’ deficit	(614,738)	(483,378)
Total liabilities and stockholders’ deficit	$3,004,945	$3,103,395

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$119,200	$100,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,394	76,710
Equity-based compensation expense	6,270	6,138
Deferred tax expense	29,875	27,619
Amortization of deferred financing costs	2,919	2,639
Accretion of marketable securities discount	(200)	(837)
Losses from equity-method investments, net of tax	1,086	1,433
Dividends accrued on held-to-maturity investment	(1,221)	(1,139)
Credit loss on held-to-maturity investment	1,023	4,603
Gain on re-measurement of tax benefit arrangement liability	—	(1,294)
Gain on sale of equity-method investment	(12,541)	—
Gain on insurance proceeds	—	(1,460)
Other	(1,652)	210
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	5,336	4,747
Inventory	(1,598)	1,799
Other assets and other current assets	2,370	(5,400)
Restricted assets - national advertising fund	(9,556)	(9,023)
Accounts payable and accrued expenses	(894)	1,317
Other liabilities and other current liabilities	68	(427)
Income taxes	1,498	(4,753)
Payments pursuant to tax benefit arrangements	(54,424)	(52,740)
Equipment deposits	(2,854)	6,009
Deferred revenue	22,927	13,770
Leases	5,423	7,599
Net cash provided by operating activities	193,449	177,894
Cash flows from investing activities:
Additions to property and equipment	(67,425)	(58,801)
Insurance proceeds for property and equipment	—	2,053
Payment of deferred consideration for acquired clubs	—	(1,539)
Proceeds from sale of equity-method investment	24,264	—
Purchases of marketable securities	(41,252)	(81,958)
Maturities of marketable securities	62,509	71,954
Issuance of note receivable, related party	(20,647)	(2,639)
Other investing activity	(37)	(32)
Net cash used in investing activities	(42,588)	(70,962)
Cash flows from financing activities:
Proceeds from issuance of Variable Funding Notes	75,000	—
Repayment of long-term debt	(11,000)	(11,250)
Payment of deferred financing and other debt-related costs	(141)	—
Proceeds from issuance of Class A common stock	856	1,177
Repurchase and retirement of Class A common stock	(251,254)	(52,085)
Principal payments on capital lease obligations	(100)	(51)
Payment of share repurchase excise tax	(4,152)	(2,549)
Distributions paid to members of Pla-Fit Holdings	(659)	(1,331)
Net cash used in financing activities	(191,450)	(66,089)
Effects of exchange rate changes on cash and cash equivalents	(157)	1,658
Net (decrease) increase in cash, cash equivalents and restricted cash	(40,746)	42,501
Cash, cash equivalents and restricted cash, beginning of period	411,956	349,674
Cash, cash equivalents and restricted cash, end of period	$371,210	$392,175
Supplemental cash flow information:
Cash paid for interest	$62,541	$50,067
Net cash paid for income taxes	$16,462	$18,285
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$19,668	$16,667

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
Adjusted EBITDA and Segment Adjusted EBITDA
We refer to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board of Directors uses Adjusted EBITDA as a key metric to assess the performance of management. Our Chief Operating Decision Maker also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting. Corporate overhead costs not directly attributable to any individual segment are not allocated to the three segments and are included in Corporate and Other Adjusted EBITDA within Adjusted EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net income	$67,404	$58,295	$119,200	$100,374
Interest income	(5,271)	(5,690)	(10,933)	(11,502)
Interest expense	33,401	26,181	66,368	52,378
Provision for income taxes	28,513	24,930	47,822	41,146
Depreciation and amortization	40,143	38,429	80,394	76,710
EBITDA	164,190	142,145	302,851	259,106
Severance costs(1)	—	52	—	649
Executive transition costs(2)	735	1,406	1,577	2,447
Loss on adjustment of allowance for credit losses on held-to-maturity investment	521	4,311	1,023	4,603
Dividend income on held-to-maturity investment	(618)	(578)	(1,221)	(1,139)
Insurance recovery(3)	—	—	—	(1,636)
Lease closure expenses, net(4)	—	1,067	—	1,067
Tax benefit arrangement remeasurement(5)	—	(1,210)	—	(1,294)
Gain on sale of equity method investment(6)	(12,541)	—	(12,541)	—
Amortization of basis difference of equity-method investments(7)	240	240	480	480
Other(8)	226	176	452	331
Adjusted EBITDA	$152,753	$147,609	$292,621	$264,614
(1) Represents severance related expenses recorded in connection with a reduction in force during the three and six months ended June 30, 2025.
(2) Represents certain expenses recorded in connection with executive leadership transitions. During the three and six months ended June 30, 2026, amounts represent costs associated with the departure of the Company’s former Chief Financial Officer and costs associated with the search for and equity-based compensation associated with certain equity awards granted to the Company’s new Chief Financial Officer and Chief Executive Officer. During the three and six months ended June 30, 2025, amounts represent costs for equity-based compensation associated with certain equity awards granted to the Company’s Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents a gain related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents a gain related to the sale of the Company’s equity method investment in Bravo Fit Holdings Pty Ltd.
(7) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(8) Represents certain other gains and charges that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Adjusted EBITDA
Franchise segment	$91,737	$86,502	$186,458	$171,367
Corporate-owned clubs segment	57,481	56,598	103,966	102,447
Equipment segment	24,326	26,435	43,793	33,877
Segment Adjusted EBITDA	173,544	169,535	334,217	307,691
Corporate and other Adjusted EBITDA(1)	(20,791)	(21,926)	(41,596)	(43,077)
Adjusted EBITDA(2)	$152,753	$147,609	$292,621	$264,614
(1) Corporate and other Adjusted EBITDA includes adjusted corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment and thus are unallocated.
(2) Segment Adjusted EBITDA plus the Adjusted EBITDA of corporate and other is equal to Adjusted EBITDA. Adjusted EBITDA is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Net income	$67,404	$58,295	$119,200	$100,374
Provision for income taxes	28,513	24,930	47,822	41,146
Severance costs(1)	—	52	—	649
Executive transition costs(2)	735	1,406	1,577	2,447
Loss on adjustment of allowance for credit losses on held-to-maturity investment	521	4,311	1,023	4,603
Dividend income on held-to-maturity investment	(618)	(578)	(1,221)	(1,139)
Insurance recovery(3)	—	—	—	(1,636)
Lease closure expenses, net(4)	—	1,067	—	1,067
Tax benefit arrangement remeasurement(5)	—	(1,210)	—	(1,294)
Gain on sale of equity method investment(6)	(12,541)	—	(12,541)	—
Amortization of basis difference of equity-method investments(7)	240	240	480	480
Other(8)	226	176	452	331
Purchase accounting amortization(9)	8,019	9,178	16,039	18,356
Adjusted income before income taxes	92,499	97,867	172,831	165,384
Adjusted income taxes(10)	24,050	25,299	44,936	42,752
Adjusted net income	$68,449	$72,568	$127,895	$122,632
Adjusted net income per share, diluted	$0.88	$0.86	$1.62	$1.45
Adjusted weighted-average shares outstanding, diluted(11)	77,462	84,398	78,771	84,570
(1) Represents severance related expenses recorded in connection with a reduction in force during the three and six months ended June 30, 2025.
(2) Represents certain expenses recorded in connection with executive leadership transitions. During the three and six months ended June 30, 2026, amounts represent costs associated with the departure of the Company’s former Chief Financial Officer and costs associated with the search for and equity-based compensation associated with certain equity awards granted to the Company’s new Chief Financial Officer and Chief Executive Officer. During the three and six months ended June 30, 2025, amounts represent costs for equity-based compensation associated with certain equity awards granted to the Company’s Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents a gain related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents a gain related to the sale of the Company’s equity method investment in Bravo Fit Holdings Pty Ltd.
(7) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(8) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(9) Represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, associated with intangible assets created in connection with historical acquisitions of franchisee-owned clubs.
(10) Represents corporate income taxes at an assumed effective tax rate of 26.0% for each of the three and six months ended June 30, 2026 and 25.9% for each of the three and six months ended June 30, 2025, applied to adjusted income before income taxes.
(11) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$67,082	77,146	$0.87	$58,019	84,065	$0.69
Net income attributable to non-controlling interests(2)	322	316		276	333
Net income	67,404			58,295
Adjustments to arrive at adjusted income before income taxes(3)	25,095			39,572
Adjusted income before income taxes	92,499			97,867
Adjusted income taxes(4)	24,050			25,299
Adjusted net income	$68,449	77,462	$0.88	$72,568	84,398	$0.86

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$118,636	78,455	$1.51	$99,886	84,233	$1.19
Net income attributable to non-controlling interests(2)	564	316		488	337
Net income	119,200			100,374
Adjustments to arrive at adjusted income before income taxes(3)	53,631			65,010
Adjusted income before income taxes	172,831			165,384
Adjusted income taxes(4)	44,936			42,752
Adjusted net income	$127,895	78,771	$1.62	$122,632	84,570	$1.45
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 26.0% for each of the three and six months ended June 30, 2026 and 25.9% for each of the three and six months ended June 30, 2025, applied to adjusted income before income taxes.